SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 15, 2012

EDGAR Online, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	001-32194	06-1447017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11200 Rockville Pike, Suite 310 Rockville, MD		20852
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (301) 287-0300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on September 16, 2011, EDGAR Online, Inc. (the “Company”) received a notice from The NASDAQ Stock Market stating that the bid price of the Company’s common stock was below $1.00 per share for 30 consecutive business days and that, as a result, the Company no longer met the NASDAQ Capital Market’s minimum bid price requirement for continued listing set forth in Listing Rule 5550(a)(2). Under NASDAQ Listing Rule 5810(c)(3)(A), we were afforded 180 calendar days, or until March 14, 2012, to regain compliance with the minimum bid price rule. We did not regain compliance with that rule because the closing bid price of our common stock did not meet or exceed $1.00 per share for at least 10 consecutive business days during the applicable 180-day period. Accordingly, on March 15, 2012, we received from NASDAQ a deficiency letter (the “March 15 Letter”), notifying us that the failure to regain compliance with the minimum bid price requirement serves as an additional basis for delisting our common stock from the NASDAQ Capital Market. As described in the March 15 Letter, we are not eligible for an additional grace period to regain compliance with the minimum bid price rule because we do not satisfy all applicable requirements for continued listing on the NASDAQ Capital Market under NASDAQ Listing Rule 5550(b).

Also on March 15, 2012, the Company appeared before the NASDAQ Listing Qualifications Panel to appeal the previously disclosed determination of the NASDAQ staff that the Company’s common stock should be delisted because the market value of the Company’s listed securities had not regained compliance with the minimum requirement for continued listing set forth in Listing Rule 5550(b)(2). The March 15 Letter states that the Panel will consider the minimum bid price deficiency in its pending decision regarding the continued listing of the Company’s stock on the NASDAQ Capital Market. In this regard, the Company has the opportunity to provide the panel by March 22, 2012 with the Company’s views regarding the additional deficiency. We understand that the Panel generally issues a written decision approximately 35 days after the hearing, but the Company could receive a written decision sooner.

Pending the Panel’s decision, the Company’s common stock continues to trade on the NASDAQ Capital Market under the symbol “EDGR.” There can be no assurance the Panel will grant the Company’s appeal for continued listing and our common stock may be delisted from the NASDAQ Capital Market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGAR Online, Inc.

By:	/s/ David Price
David Price
Chief Operating Officer and Chief Financial Officer

Dated: March 20, 2012